Exhibit 99.77c


Item 77C

Scudder Focus Growth Fund, Scudder Research Fund and Scudder S&P 500 Stock Fund, each a series of SCUDDER INVESTORS TRUST

The Proxy Statement on Schedule 14A for Scudder Focus Growth Fund, Scudder Research Fund and Scudder S&P 500 Stock Fund, each a series of Scudder Investors Trust (File No. 811-07855), is incorporated by reference to the Definitive Proxy Statement for such funds filed with the Securities and Exchange Commission on February 21, 2002.